UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

GOOD WORKS II ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40585	86-2899919
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

4265 SAN FELIPE, SUITE 603

HOUSTON, texas 77027

(Address of principal executive offices)

(713) 468-2717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GWII	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	GWIIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2022, Good Works II Acquisition Corp., a Delaware corporation (“Good Works”), entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Good Works, Direct Biologics, Inc., a Delaware corporation, DB Merger Sub, Inc., a Delaware corporation, DB DRE LLC, a Delaware limited liability company, and Direct Biologics, LLC, a Wyoming limited liability company.

Termination of Business Combination Agreement

On February 15, 2023, the parties to the Business Combination Agreement entered into a mutual Termination Agreement (the “Termination Agreement”) which immediately terminated the Business Combination Agreement. The Termination Agreement contained customary mutual releases and covenants not to sue.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated February 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD WORKS II ACQUISITION CORP.

Date: February 16, 2023	By:	/s/ Cary Grossman
	Name:	Cary Grossman
	Title:	President, CEO and CFO

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